Exhibit 5

                             CONNER & WINTERS P.C.

                          ATTORNEYS & COUNSELORS AT LAW
                             Conner & Winters, P.C.
                           1700 One Leadership Square
                               211 North Robinson
                       Oklahoma City, Oklahoma 73102 7101
                                  405-272-5711
                                Fax 405-232-2695
                                  www.cwlaw.com

                                   -----------

                             Writer's Direct Number
                                  405-272-5718
                             Writer's E-mail Address
                               mbennett@cwlaw.com

OKLAHOMA CITY              D. Richard Funk          Mark D. Berman                OF COUNSEL EMERITUS
                           Randolph L. Jones, Jr.   Katherine G. Coyle
Irwin H. Steinhorn         P. David Newsome, Jr.    Rebecca S. Woodward           John E. Barry
John W. Funk               J. Ronald Petrikin       Beverly K. Smith              James R. Ryan
Jared D. Giddens           Larry B. Lipe            Melodie Freeman-Burney        Russell H. Harbaugh, Jr.
Kiran A. Phansalkar        James E. Green, Jr.      R. Richard Love, III          David O. Cordell
Mitchell D. Blackburn      Martin R. Wing           Robert D. James
Mark H. Bennett            John W. Ingraham         Stephen R. Ward               NORTHWEST ARKANSAS
Bryan J. Wells             Andrew R. Turner         Jeffrey R. Schoborg
Laura L. McCasland         Gentra Abbey Sorem       Anne B. Sublett               John R. Elrod*
John E. Gatliff II         R. Kevin Redwine         Katy Day Inhofe               Greg S. Scharlau
Justin T. King             Tony W. Haynie           J. Ryan Sacra                 Terri Dill Chadick
J. Dillon Curran           Bruce W. Freeman         Jason S. Taylor               Vicki Bronson*
                           David R. Cordell         Julia Forrester-Sellers       Todd P. Lewis*
OF COUNSEL                 John N. Hove             Melinda L. Kirk
                           C. Raymond Patton, Jr.   P. Bradley Bendure            OF COUNSEL
Peter B. Bradford          Paul E. Braden           Cara M. Hair
Shelia M. Darling          Robert J. Melgaard       Alissa A. Hurley              Charles E. Scharlau*
                           P. Scott Hathaway        Heather Holt Bilderback
TULSA                      Lawrence A. Hall         P. Joshua Wisley              SANTA FE
                           Timothy T. Trump         Heather D. Flynn
Henry G. Will              Mark E. Dreyer                                         OF COUNSEL
Joseph J. McCain, Jr.      Nancy E. Vaughn          OF COUNSEL
Lynnwood R. Moore, Jr.     Gregory D. Renberg                                     Douglas M. Rather
Robert A. Curry                                     William G. von Glahn
Steven W. McGrath                                   Bob F. McCoy                  --------------

                                                                                  Benjamin C. Conner
                                                                                         1879-1963
                                                                                  John M. Winters, Jr.
                                                                                  1901-1989

                                                                                  *Not Admitted in Oklahoma

                                December 5, 2003

Perma-Fix Environmental Services, Inc.
1940 Northwest 67th Place
Gainesville, Florida 32606

   Re: Perma-Fix Environmental Services, Inc.; Form S-8 Registration Statement; 2003 Outside Directors Stock Plan and 2003 Employee Stock Purchase Plan; Our File No. 7034.1

Gentlemen:

      We are delivering this opinion to you in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-8 (the "Registration Statement") of Perma-Fix Environmental Services, Inc., a Delaware corporation (the "Company"), for the registration of (a) 1,000,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), issuable by the Company pursuant to the Company's 2003 Outside Directors Stock Plan (the "Directors Plan"), and (b) 1,500,000 shares of Common Stock issuable by the Company pursuant to the Company's 2003 Employee Stock Purchase Plan (the "Employee Plan") from time to time to employees of the Company and its subsidiaries.

      In connection with this opinion, the undersigned has examined and relied upon such corporate records, certificates, other documents and questions of law, as we have considered necessary or appropriate for the purposes of this opinion, including, but not limited to, the following:

      (a)   the Company's Restated Certificate of Incorporation, as amended;

      (b)   the Company's Bylaws;

      (c)   the Directors Plan;

Perma-Fix Environmental Services, Inc.
December 5, 2003
Page 2

      (d)   the Employee Plan;

      (e) Resolutions of the Board of Directors of the Company, dated December 1, 2003;

      (f) Certificate of Good Standing of the State of Delaware, dated December 1, 2003, as to the good standing of the Company; and

      (g)   the Registration Statement.

      In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted as originals, the conformity with the original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies. We have further assumed that each recipient of shares of the Company's Common Stock under the Directors Plan and the Employee Plan is eligible to participate in the Directors Plan or the Employee Plan, as applicable, and that any shares of the Company's Common Stock to be issued pursuant to the Directors Plan and the Employee Plan will have been registered in accordance with the Act, absent the application of an exemption from registration, prior to the issuance of such shares.

      In reliance upon, and based on, such examination and review, we are of the opinion that (a) the 1,000,000 shares of Common Stock issuable pursuant to the Directors Plan will constitute, when issued pursuant to the terms of such Directors Plan, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company and (b) the 1,500,000 shares of Common Stock issuable under the Employee Plan will constitute, when issued pursuant to the terms of such Employee Plan, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company .

      We hereby consent to the filing of this opinion as Exhibit 5 to said Registration Statement.

                                                Very truly yours,

                                                CONNER & WINTERS, P.C.

                                                /s/ Conner & Winters, P.C.